SWORD COMP-SOFT CORP.
                      (A COMPANY IN THE DEVELOPMENT STATE)
                                 BALANCE SHEET
                               AT AUGUST 31, 2000

                                     Assets

Current Assets
     Note Receivable - 3rd Party                                      $  33,600
     Note Receivable - Related Party                                     74,919
                                                                      ---------

       Total current assets                                             108,519
Property and equipment, net                                              55,665
Investment in Parent                                                    129,478
                                                                      ---------

       Total assets                                                     293,662
                                                                      =========

                      Liabilities and Shareholder's Equity

Current Liabilities
     Accounts payable and accrued liabilities                             4,500
       Other current liabilities                                            151
                                                                      ---------

       Total current liabilities                                          4,651

 Shareholder's Equity
     Common Stock, $.0001 par value; authorized                           4,670
          70,000,000 shares; issued and outstanding 46,700,000
     Paid in Capital                                                    399,809
     Deficit accumulated during the development stage                  (115,467)
                                                                      ---------

       Total Shareholder's Equity                                       289,011

        Total liabilities and shareholder's equity                    $ 293,662
                                                                      =========

                              SWORD COMP-SOFT CORP.
                      (A COMPANY IN THE DEVELOPMENT STATE)
                            STATEMENT OF OPERATIONS
           FROM INCEPTION (NOVEMBER 2, 1998) THROUGH AUGUST 31, 2000


Revenues:                                                          $     55,073


Operating Expenses:
       Rent                                                              11,120
       Consulting                                                        87,554
       Selling, general and administrative expenses                      71,866

                                                                   ------------
Total Operating Expenses                                                170,540

                                                                   ------------
Net Loss                                                               (115,467)
                                                                   ============

Basic weighted average common shares outstanding                     39,560,000
                                                                   ============

Basic Loss per common share                                        $    (0.0029)
                                                                   ============